UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 25, 2022

Sprouts Farmers Market, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36029	32-0331600
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5455 E. High Street, Suite 111

Phoenix, Arizona 85054

(Address of principal executive offices and zip code)

(480) 814-8016

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	SFM	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 25, 2022, Sprouts Farmers Market, Inc. (“Holdings”) and its subsidiary, Sprouts Farmers Markets Holdings, LLC (“Borrower” and, together with Holdings, the “Company”) entered into a credit agreement (the “Credit Agreement”) with the lenders named therein, Bank of America, N.A., as administrative agent, issuing bank and swingline lender, J.P. Morgan Securities LLC, as sustainability structuring agent, BMO Capital Markets Corp., JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC as syndication agents, Truist Bank and PNC Bank, N.A. as documentation agents, and BofA Securities, Inc., BMO Capital Markets Corp., JPMorgan Chase Bank, N.A., and Wells Fargo Securities, LLC, as joint bookrunners and joint lead arrangers. The Credit Agreement provides for a revolving credit facility (the “Revolving Credit Facility”) with an initial aggregate commitment of $700 million, which may be increased from time to time pursuant to the terms set forth in the Credit Agreement. Concurrently with the closing of the Credit Agreement, the Company borrowed approximately $250 million under the Revolving Credit Facility to repay in full all principal amounts outstanding under its existing senior secured credit facility (the “Former Credit Facility”), which existing senior secured credit facility was terminated in connection with the Company’s entry into the Credit Agreement. After the closing date, proceeds of loans under the Revolving Credit Facility will be used for general corporate purposes.

The Credit Agreement is scheduled to mature, and the commitments thereunder will terminate, on March 25, 2027, subject to extensions as set forth in the Credit Agreement.

Loans under the Credit Agreement will initially bear interest, at the Borrower’s option, either at the Term SOFR (with a floor of 0.00%) plus a 0.10% SOFR adjustment and 1.00% per annum or base rate (with a floor of 0.00%) plus 0.00% per annum. The interest rate margins are subject to upward adjustments pursuant to a pricing grid based on the Company’s total net leverage ratio as set forth in the Credit Agreement and to upward or downward adjustments of up to 0.05% based upon the achievement of certain diversity and sustainability-linked metric thresholds, as set forth in the Credit Agreement.

The Borrower may prepay loans and permanently reduce commitments under the Credit Agreement at any time in agreed-upon minimum principal amounts, without premium or penalty (except Term SOFR breakage costs, if applicable).

Subject to certain customary exceptions, obligations under the Credit Agreement are guaranteed by the Company and substantially all of the Borrower’s current and future wholly owned material domestic subsidiaries, and are secured by a first–priority security interest in substantially all of the assets of the Company and its subsidiary guarantors, including, without limitation, a pledge by Holdings of its equity interest in the Borrower.

The Credit Agreement contains customary representations, affirmative covenants and negative covenants which representations and affirmative and negative covenants are subject to customary and other agreed-upon exceptions. In addition, the Credit Agreement requires that the Borrower and its restricted subsidiaries maintain a maximum total net leverage ratio not to exceed 3.75 to 1.00, as may be adjusted as set forth in the Credit Agreement, and a minimum interest coverage ratio not to be less than 3.00 to 1.00. Each of these covenants is tested on the last day of each fiscal quarter, commencing with the fiscal quarter ending March 31, 2022.

The Credit Agreement also contains customary events of default. If an event of default occurs, the administrative agent and lenders are entitled to take various actions, including the acceleration of amounts due under the Credit Agreement, termination of commitments thereunder and all other actions permitted to be taken by a secured creditor.

A copy of the Credit Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference. The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Credit Agreement.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Form 8-K is hereby incorporated into this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is hereby incorporated into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

The registrant is furnishing this Item 7.01 in connection with the disclosure of information, in the form of the textual information from a press release dated March 25, 2022. This information may be amended or updated at any time and from time to time through another Current Report on Form 8-K, a later company filing or other means. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information furnished in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

The registrant does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statement in the attached press release is based.

The text of this Current Report on Form 8-K and the attached press release are available on the registrant’s investor relations website located at investors.sprouts.com, although the registrant reserves the right to discontinue that availability at any time.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1

Credit Agreement, dated as of March 25, 2022, among Sprouts Farmers Market, Inc., Sprouts Farmers Markets Holdings, LLC, the lenders named therein, Bank of America, N.A., as administrative agent, issuing bank and swingline lender, JPMorgan Chase Bank, N.A., as sustainability structuring agent, BMO Capital Markets Corp., JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC as syndication agents, Truist Bank and PNC Bank, N.A. as documentation agents, and BofA Securities, Inc., BMO Capital Markets Corp., JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC as joint bookrunners and joint lead arrangers

99.1	Press release of Sprouts Farmers Market, Inc., dated March 25, 2022, entitled "Sprouts Farmers Market Revises Credit Facility"

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPROUTS FARMERS MARKET, INC.

Date: March 25, 2022	By:	/s/ Brandon F. Lombardi
	Name:	Brandon F. Lombardi
	Title:	Chief Legal Officer and Corporate Secretary